Exhibit 99.1

Investor Contact Information:
 Anthony V. Cosentino
 Executive Vice President and
 Chief Financial Officer
 419.785.3663
 Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Improved Third Quarter 2013 Results

Gains in asset quality and revenues continue

•	Consolidated earnings up 3.1 percent year over year, up 21.0 percent YTD

•	Nonperforming assets declined to 1.4 percent of total assets; down 6.7 percent from 2012

•	Revenue expanded despite slowing mortgage origination environment; up 4.5 percent YTD

•	Portfolio loans increased $20.2 million, or 4.4 percent, year over year

•	Tangible common equity of 6.2 percent, up 11.6 percent year over year

•	Operating expense down 2.4 percent year over year

•	YTD Return on Assets at 83 basis points, Return on Equity at 9.8 percent

DEFIANCE, Ohio, October 21, 2013 (GlobeNewswire) -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the third quarter ended September 30, 2013.

Consolidated earnings for SB Financial include the results of the Company’s Banking Group, consisting primarily of State Bank (“State Bank” or the “Bank”), and the Company’s data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the quarter ended September 30, 2013, SB Financial reported net income of $1.3 million, or $0.28 per diluted share, compared to net income of $1.3 million, or $0.27 per diluted share for the quarter ended September 30, 2012, and net income of $1.3 million, or $0.27 per diluted share, for the quarter ended June 30, 2013.

For the nine months of 2013, net income was $4.0 million, or $0.82 per common share, compared to $3.3 million, or $0.68 per common share, for the prior-year nine month period.

Mark Klein, President and CEO of SB Financial Group, stated, “We are pleased with our third quarter results, which delivered earnings improvement compared to both the prior-year third quarter and the linked quarter.  Additionally, over the past five quarters, SB Financial has demonstrated a consistent, positive earnings trend. Overall, despite a slowdown in mortgage origination volume, we continue to make progress in the execution of our key initiatives for the year by delivering steady revenue growth, improving asset quality and expanding our service offering utilization within our existing client base.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income fully tax equivalent (FTE) and noninterest income, was $9.0 million for the third quarter of 2013, up 0.1 percent, from the third quarter of 2012, and lower by $0.3 million, or 3.1 percent, from the linked quarter.  Revenue was impacted in the quarter by the 32.6 percent decline in mortgage originations from the linked quarter.

Net interest income (FTE) for the 2013 third quarter was $5.3 million, down 4.5 percent year over year, reflecting the impact of declining yields on the loan portfolio, which was partially offset by lower funding costs. The net interest margin (FTE) was 3.7 percent for the third quarter of 2013, compared to 3.9 percent for the third quarter of 2012.  Mr. Klein continued, “The current rising interest rate environment affects the banking industry as a whole, and is resulting in pressure on the yield of our loan portfolio and the volumes of our mortgage loan originations. Despite this headwind, we are confident in our ability to build on our existing mortgage business for the remainder of the year and into 2014.”

Noninterest Income

Noninterest income was $3.7 million for the third quarter of 2013, up $0.3 million, or 8.9 percent, from the third quarter of 2012.  Mortgage loan originations for the third quarter of 2013 were $55.2 million, a decrease of $35.5 million, or 39.1 percent, from the $90.6 million generated in the third quarter of 2012. For the nine months ended September 30, 2013, mortgage originations were $209.1 million, down $29.8 million, or 12.5 percent, from the nine months ended September 30, 2012.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.8 million for the third quarter of 2013, compared to $1.9 million for the linked quarter and $1.4 million for the year-ago third quarter. The mortgage servicing valuation adjustment in the third quarter of 2013 was a favorable $0.2 million, compared to $0.3 million for the linked quarter. The mortgage servicing portfolio at the end of the third quarter 2013 was $597.0 million, up $108.1 million, or 22.1 percent, from the end of the third quarter 2012.

Mortgage Banking ($000’s)	Three Months Ended
	Sep. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sep. 2012
Mortgage originations	$55,192	$81,945	$71,967	$93,619	$90,685
Mortgage sales	58,101	67,050	68,431	93,993	81,862
Mortgage servicing portfolio	597,030	575,091	548,493	528,086	488,930
Mortgage servicing rights	5,076	4,613	4,068	3,775	3,346

Mortgage servicing revenue:
Loan servicing fees	367	350	338	319	297
OMSR amortization	(164)	(205)	(330)	(362)	(369)
Net administrative fees	203	145	8	(43)	(72)
OMSR valuation adjustment	205	273	171	195	(120)
Net loan servicing fees	408	418	179	152	(192)
Gain on sale of mortgages	1,356	1,450	1,484	2,136	1,572
Mortgage banking revenue, net	$1,764	$1,868	$1,663	$2,288	$1,380

SB Financial’s fee income includes a diversity of services, such as wealth management, deposit fees and income from bank-owned life insurance.  Wealth management increased revenue by 3.6 percent from the year-ago quarter as assets under management, which currently stand at $339.7 million, grew by $30.2 million, or 9.8 percent, from the third quarter of 2012. Noninterest income contributed 41.3 percent of third quarter 2013 revenue (FTE); this compares to a 38.2 percent contribution of revenue (FTE) for third quarter 2012.

Gross revenue generated by RDSI, including services provided to SB Financial/State Bank, was $0.5 million for the third quarter of 2013. Net data services fees, excluding SB Financial/State Bank intercompany transactions, were $0.3 million in the third quarter of 2013, down $0.2 million from the year-ago quarter. Mr. Klein added, “We made the decision this quarter to exit the network services business and concentrate our technology efforts in item and statement processing.  We believe the reallocation of resources will better serve the Company in its long-term growth strategy.”

Data Services ($000’s)	Sep. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sep. 2012
Data Processing & Network Services	$104	$207	$270	$179	$229
Payment Solutions	403	493	484	549	488
Contract Buyout	-	-	-	-	53
Vendor Settlement	-	-	-	334	-
RDSI Gross Revenue	507	700	754	1,062	780
Less: Intercompany	(174)	(242)	(340)	(251)	(285)
Net Data Services Fees	$333	$458	$414	$811	$485
Core Data Service Fees	$333	$458	$414	$477	$432

Loan Loss Provision

The loan loss provision was $0.4 million for the third quarter of 2013, which covers the net charge-offs for the quarter of $0.3 million. Asset quality metrics include a 21.9 percent decline in non-accruing and restructured loans, and a 24.6 percent reduction in year-to-date net charge-offs from the prior-year nine-month period.  The loan loss reserve at third quarter-end 2013 was 1.5 percent of total loans, providing 97.1 percent coverage of nonperforming loans; this compares to reserve coverage of 95.9 percent at third quarter-end 2012.

Noninterest Expense

For the third quarter of 2013, noninterest expense was $6.6 million, down $0.2 million, or 2.4 percent, from the 2012 third quarter.  Year-to-date noninterest expense was $20.3 million, up 0.2 percent, from the first nine months of 2012. Compensation expense was down from the linked quarter reflecting the lower level of mortgage originations. Year-to-date FDIC insurance is down 43.0 percent, from the prior year, which reflects State Bank’s improved risk profile.

“Expense control continues to be a major focus for management and we continue to reduce our fixed costs each quarter.  It is especially gratifying to have significantly lower FDIC premiums, reflecting the improvement in State Bank’s asset quality and risk profile.” said Mr. Klein.

Balance Sheet

Total assets as of September 30, 2013 were $633.4 million, an increase of $3.2 million, or 0.5 percent, from the third quarter-end 2012.  Total deposits as of third quarter 2013 were $521.5 million, higher by $6.3 million than the third quarter-end 2012.

Total loans held for investment (HFI) were $475.2 million at September 30, 2013 compared to $455.0 million for the prior-year quarter-end, up $20.2 million, or 4.4 percent. Commercial real estate loans accounted for the majority of growth, up $11.1 million, or 5.6 percent, and residential real estate loans, up $10.8 million, or 12.5 percent. For the nine months ended September 30, 2013, loans have increased by $11.8 million, primarily from increases in commercial and residential real estate, offsetting declines in agricultural lending.

Mr. Klein stated, “We have been pleased with our consistent loan growth over the past year, and we find the additional loan growth opportunities we are seeing across our markets encouraging. We believe that as a regionally-focused bank that we are well positioned to capture successfully these new business opportunities.”

Loan Portfolio ($000’s)	Sep. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sep. 2012	Variance YOY
Commercial	$81,571	$84,766	$80,431	$81,491	$76,043	$5,528
% of Total	17.2%	18.3%	17.7%	17.6%	16.7%	7.3%
Commercial RE	209,739	199,795	199,615	201,392	198,682	11,057
% of Total	44.1%	43.1%	43.8%	43.5%	43.6%	5.6%
Agriculture	39,636	38,552	37,950	42,276	42,988	(3,352)
% of Total	8.3%	8.3%	8.3%	9.1%	9.4%	(7.8%)
Residential RE	96,477	93,292	89,669	87,859	85,727	10,750
% of Total	20.3%	20.1%	19.7%	19.0%	18.8%	12.5%
Consumer & Other	47,810	47,630	47,778	50,371	51,581	(3,771)
% of Total	10.1%	10.3%	10.5%	10.9%	11.3%	(7.3%)
Total Loans	$475,233	$464,035	$455,443	$463,389	$455,021	$20,212
						4.4%

Asset Quality

SB Financial continues to improve its asset quality, reporting nonperforming assets of $8.8 million for the current quarter, lower by $0.6 million, or 6.7 percent, than the prior-year third quarter.  From the linked quarter, nonperforming assets increased due to an agricultural equipment dealer bankruptcy.  Net charge-offs of $0.3 million were just 25 basis points for the quarter and up slightly from the prior-year third quarter. Delinquency levels have declined, with the 30-89 day category totaling $0.4 million at the end of the 2013 third quarter, compared to $0.7 million for the prior-year third quarter.  Mr. Klein continued, “All of our asset quality measures, especially delinquency have shown improvement.  We have continued to add to our loan loss reserve, resisting thus far in 2013 to release loan loss reserves to impact our earnings.”

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Sep. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sep. 2012
Commercial	$2,738	$982	$1,135	$1,246	$1,362
% of Total Commercial loans	3.4%	1.2%	1.4%	1.5%	1.8%
Commercial RE loans	642	519	457	782	448
% of Total CRE loans	0.3%	0.3%	0.2%	0.4%	0.2%
Agriculture	-	-	-	-	3
% of Total Ag loans	-	-	-	-	0.01%
Residential RE	1,837	2,285	2,614	2,631	2,607
% of Total Res. RE loans	1.9%	2.5%	2.9%	3.0%	3.0%
Consumer & Other	363	600	605	646	829
% of Consumer & Other loans	0.8%	1.3%	1.3%	1.3%	1.6%
Total Nonaccruing Loans	5,580	4,386	4,811	5,305	5,249
% of Total Loans	1.2%	1.0%	1.0%	1.1%	1.2%
Accruing Restructured Loans	1,756	1,262	1,273	1,258	1,735
Total Nonaccruing & Restructured	$7,336	$5,648	$6,084	$6,563	$6,984
% of Total Loans	1.5%	1.2%	1.3%	1.4%	1.5%
OREO & Repossessed Vehicles	1,430	1,955	2,270	2,367	2,415
Total Nonperforming Assets	$8,766	$7,603	$8,354	$8,930	$9,399
% of Total Assets	1.4%	1.2%	1.3%	1.4%	1.5%

Capitalization

Improving capital ratios remains an important focus of management. The Tangible equity ratio improved by 65 basis points over the past twelve months, and now stands at 6.2 percent. All bank regulatory ratios remain in excess of "well-capitalized" levels. At September 30, 2013, State Bank's Total Risk-based Capital was estimated to be $60.0 million, $21.6 million above the well-capitalized level. The Total Risk-based Capital Ratio is estimated at 12.6 percent.

About SB Financial Group

Based in Defiance, Ohio, SB Financial Group, Inc. is a financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank operates through 17 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. State Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. The Company’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. Specifically, SB Financial Group provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

SB FINANCIAL GROUP, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	September	June	March	December	September
($ in Thousands)	2013	2013	2013	2012	2012

ASSETS
Cash and due from banks	$19,016	$10,750	$28,031	$19,144	$10,289

Securities available for sale, at fair value	86,620	95,379	98,390	98,702	101,247
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748
Total investment securities	90,368	99,127	102,138	102,450	104,995

Loans held for sale	2,407	10,715	8,560	6,147	11,584

Loans, net of unearned income	475,233	464,035	455,443	463,389	455,021
Allowance for loan losses	(7,120)	(7,013)	(6,992)	(6,811)	(6,696)
Net loans	468,113	457,022	448,451	456,578	448,325

Premises and equipment, net	12,399	12,483	12,738	12,633	12,898
Purchased software	320	289	300	330	334
Cash surrender value of life insurance	12,826	12,742	12,659	12,577	12,491
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	784	913	1,066	1,219	1,376
Foreclosed assets held for sale, net	1,430	1,955	2,270	2,367	2,415
Mortgage servicing rights	5,076	4,613	4,068	3,775	3,346
Accrued interest receivable	1,694	1,575	1,618	1,235	1,832
Other assets	2,626	2,955	3,048	3,426	3,967
Total assets	$633,412	$631,492	$641,300	$638,234	$630,205

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$78,217	$76,355	$79,579	$77,799	$69,250
Interest bearing demand	124,860	118,957	123,748	117,289	112,230
Savings	61,899	61,513	62,404	57,461	53,505
Money market	78,406	78,487	81,130	80,381	78,006
Time deposits	178,161	176,066	185,398	194,071	202,259
Total deposits	521,543	511,378	532,259	527,001	515,250

Notes payable	680	1,148	1,424	1,702	1,975
Advances from Federal Home Loan Bank	16,000	30,000	17,500	21,000	18,500
Repurchase agreements	14,836	9,314	10,983	10,333	13,735
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	448	715	515	138	4,223
Other liabilities	3,748	3,930	3,704	4,156	3,972
Total liabilities	577,875	577,105	587,005	584,950	578,275

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,399	15,392	15,381	15,374	15,363
Retained earnings	28,846	27,648	26,476	25,280	23,755
Accumulated other comprehensive income	415	496	1,623	1,830	2,012
Treasury stock	(1,692)	(1,718)	(1,754)	(1,769)	(1,769)
Total equity	55,537	54,387	54,295	53,284	51,930

Total liabilities and equity	$633,412	$631,492	$641,300	$638,234	$630,205

SB FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended					Nine Months Ended
	September	June	March	December	September	September	September
	2013	2013	2013	2012	2012	2013	2012
Interest income
Loans
Taxable	$5,649	5,874	$5,883	$5,840	$6,106	$17,406	$18,071
Nontaxable	14	16	24	22	21	54	68
Securities
Taxable	305	296	330	330	383	931	1,185
Nontaxable	178	174	170	157	156	522	449
Total interest income	6,146	6,360	6,407	6,349	6,666	18,913	19,773

Interest expense
Deposits	539	573	606	653	694	1,718	2,316
Other borrowings	11	12	14	15	17	37	49
Repurchase Agreements	2	3	2	3	11	7	139
Federal Home Loan Bank advances	83	84	90	92	92	257	241
Trust preferred securities	336	338	403	431	418	1,077	1,451
Total interest expense	971	1,010	1,115	1,194	1,232	3,096	4,196

Net interest income	5,175	5,350	5,292	5,155	5,434	15,817	15,577

Provision for loan losses	401	200	299	400	300	900	950

Net interest income after provision for loan losses	4,774	5,150	4,993	4,755	5,134	14,917	14,627

Noninterest income
Trust fees	669	652	643	606	646	1,964	1,895
Customer service fees	659	639	616	648	677	1,914	1,976
Gain on sale of mtg. loans & OMSR's	1,356	1,450	1,484	2,136	1,572	4,290	4,148
Mortgage loan servicing fees, net	408	418	179	152	(192)	1,005	(28)
Gain on sale of non-mortgage loans	44	82	156	94	170	282	170
Data service fees	333	458	414	811	485	1,205	1,704
Net gain on sales of securities	28	-	20	-	-	48	-
Gain/(loss) on sale/disposal of assets	15	(129)	(105)	(54)	(151)	(219)	(257)
Other income	198	250	160	255	201	608	589
Total non-interest income	3,710	3,820	3,567	4,648	3,408	11,097	10,197

Noninterest expense
Salaries and employee benefits	3,343	3,688	3,439	3,825	3,597	10,470	10,693
Net occupancy expense	507	513	541	494	515	1,561	1,591
Equipment expense	701	703	755	692	722	2,159	2,145
FDIC insurance expense	98	94	109	100	91	301	528
Fixed asset and software impairment	-	-	-	65	-	-	-
Data processing fees	189	194	77	132	103	460	337
Professional fees	456	499	429	686	451	1,384	1,226
Marketing expense	135	92	108	115	85	335	278
Printing and office supplies	49	151	46	46	39	246	184
Telephone and communication	156	158	158	146	151	472	434
Postage and delivery expense	199	209	215	204	223	623	652
State, local and other taxes	140	138	134	136	128	412	366
Employee expense	125	126	152	113	118	403	343
Other intangible amortization expense	129	153	153	158	157	435	472
OREO Impairment	-	-	33	-	-	33	58
Other expenses	335	362	321	300	345	1,018	965
Total non-interest expense	6,562	7,080	6,670	7,212	6,725	20,312	20,272

Income before income tax expense	1,922	1,890	1,890	2,191	1,817	5,702	4,552
Income tax expense	578	571	572	667	513	1,721	1,262

Net income	$1,344	1,319	$1,318	$1,524	$1,304	$3,981	$3,290

Common share data:
Basic earnings per common share	$0.28	0.27	$0.27	$0.31	$0.27	$0.82	$0.68
Diluted earnings per common share	$0.28	0.27	$0.27	$0.31	$0.27	$0.82	$0.68

Average shares outstanding ($ in thousands):
Basic:	4,867	4,866	4,863	4,862	4,862	4,865	4,862
Diluted:	4,881	4,870	4,870	4,862	4,862	4,877	4,862

SB FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended

	September	June	March	December	September	September	September
SUMMARY OF OPERATIONS	2013	2013	2013	2012	2012	2013	2012

Net interest income	$5,175	5,350	5,292	5,155	5,434	15,817	15,577
Tax-equivalent adjustment	$99	98	100	92	91	297	266
Tax-equivalent net interest income	$5,274	5,448	5,392	5,247	5,525	16,114	15,843
Provision for loan loss	$401	200	299	400	300	900	950
Noninterest income	$3,710	3,820	3,567	4,648	3,408	11,097	10,197
Total revenue, tax-equivalent	$8,984	9,268	8,959	9,895	8,933	27,211	26,040
Noninterest expense	$6,562	7,080	6,670	7,212	6,725	20,312	20,272
Pre provision pretax income	$2,323	2,090	2,189	2,591	2,117	6,602	5,502
Pretax income	$1,922	1,890	1,890	2,191	1,817	5,702	4,552
Net income	$1,344	1,319	1,318	1,524	1,304	3,981	3,290

PER SHARE INFORMATION:
Basic & diluted earnings per share	$0.28	0.27	0.27	0.31	0.27	0.82	0.68
Common dividends	$0.03	0.055	-	-	-	0.085	-
Book value per common share	$11.41	11.18	11.16	10.96	10.68	11.41	10.68
Tangible book value per common share	$7.89	7.63	7.58	7.35	7.03	7.89	7.03

PERFORMANCE RATIOS:
Return on average assets	0.84%	0.82%	0.83%	0.95%	0.82%	0.83%	0.69%
Return on average common equity	9.82%	9.70%	9.82%	11.64%	10.25%	9.78%	8.84%
Return on avg. tangible common equity	14.31%	14.25%	14.56%	17.57%	15.91%	14.36%	13.96%
Efficiency ratio	72.40%	75.54%	73.56%	71.96%	74.28%	73.85%	76.82%
Earning asset yield	4.40%	4.58%	4.65%	4.50%	4.78%	4.54%	4.77%
Cost of interest bearing liabilities	0.79%	0.81%	0.90%	0.96%	0.98%	0.83%	1.10%
Net interest margin	3.65%	3.79%	3.78%	3.65%	3.85%	3.74%	3.71%
Tax equivalent effect	0.07%	0.07%	0.08%	0.07%	0.06%	0.07%	0.06%
Net interest margin - fully tax equivalent basis	3.72%	3.86%	3.86%	3.72%	3.91%	3.81%	3.77%

ASSET QUALITY RATIOS:
Gross charge-offs	$307	213	136	300	302	656	1,028
Recoveries	$13	34	18	15	78	65	244
Net charge-offs	$294	179	118	285	223	591	784
Nonaccruing loans/ Total loans	1.17%	0.95%	1.06%	1.14%	1.15%	1.17%	1.15%
Nonperforming loans/ Total loans	1.54%	1.22%	1.34%	1.42%	1.53%	1.54%	1.53%
Nonperforming assets/ Loans & OREO	1.84%	1.63%	1.83%	1.92%	2.05%	1.84%	2.05%
Nonperforming assets/ Total assets	1.38%	1.20%	1.30%	1.40%	1.49%	1.38%	1.49%
Allowance for loan loss/ Nonperforming loans	97.1%	124.2%	114.9%	103.8%	95.9%	97.06%	95.88%
Allowance for loan loss/ Total loans	1.50%	1.51%	1.54%	1.47%	1.47%	1.50%	1.47%
Net loan charge-offs/ Average loans (ann.)	0.25%	0.15%	0.10%	0.25%	0.20%	0.17%	0.23%
Loan loss provision/ Net charge-offs	136.39%	111.73%	253.39%	140.56%	134.46%	152.28%	121.25%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	91.12%	90.74%	85.57%	87.93%	88.31%	91.12%	88.31%
Equity/ Assets	8.77%	8.61%	8.47%	8.35%	8.24%	8.77%	8.24%
Tangible equity/ Tangible assets	6.23%	6.04%	5.91%	5.75%	5.58%	6.23%	5.58%

END OF PERIOD BALANCES
Total loans	$475,233	464,035	455,443	463,389	455,021	475,233	455,021
Total assets	$633,412	631,492	641,300	638,234	630,205	633,412	630,205
Deposits	$521,543	511,378	532,259	527,001	515,250	521,543	515,250
Stockholders equity	$55,537	54,387	54,295	53,284	51,930	55,537	51,930
Tangible equity	$38,400	37,121	36,876	35,712	34,201	38,400	34,201
Full-time equivalent employees	196	198	204	204	199	196	199
Period-end basic shares outstanding	4,869	4,867	4,863	4,862	4,862	4,869	4,862

AVERAGE BALANCES
Total loans	$474,349	464,105	459,988	455,705	454,634	466,200	452,967
Total earning assets	$567,787	564,050	559,383	564,564	565,144	563,730	559,795
Total assets	$636,437	640,382	638,801	639,048	635,012	638,667	638,276
Deposits	$516,669	520,259	524,901	522,970	515,795	520,359	522,150
Stockholders equity	$54,758	54,398	53,711	52,351	50,905	54,287	49,622
Tangible equity	$37,556	37,037	36,199	34,686	32,779	36,964	31,405

SB FINANCIAL GROUP, INC.
Rate Volume Analysis - (Unaudited)

For the Three Months Ended September 30, 2013 and 2012

($ in Thousands)	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$74,918	305	1.63%	$87,528	383	1.76%
Non-taxable securities	18,520	270	5.82%	15,566	236	6.06%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	474,349	5,670	4.78%	462,050	6,138	5.31%
Total earning assets	567,787	6,245	4.40%	565,144	6,757	4.78%

Cash and due from banks	15,270			13,407
Allowance for loan losses	(6,947)			(6,707)
Premises and equipment	14,461			15,390
Other assets	45,866			47,778
Total assets	$636,437			$635,012

Liabilities
Savings and interest-bearing demand	$262,166	19	0.03%	$243,004	47	0.08%
Time deposits	177,802	520	1.17%	203,104	647	1.26%
Repurchase agreements	12,347	2	0.06%	13,972	11	0.31%
Advances from FHLB	19,038	83	1.74%	18,082	92	2.04%
Junior subordinated debentures	20,620	336	6.52%	20,620	403	7.82%
Notes payable & other borrowed funds	914	11	4.81%	2,076	31	6.00%
Total interest-bearing liabilities	492,887	971	0.79%	500,858	1,232	0.98%

Non interest-bearing demand	76,701			69,687
Other liabilities	12,091			13,562
Total liabilities	581,679			584,107

Equity	54,758			50,905

Total liabilities and equity	$636,437			$635,012

Net interest income (tax equivalent basis)		$5,274			$5,525

Net interest income as a percent of average interest-earning assets			3.72%			3.91%

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$80,553	931	1.54%	$91,917	1,185	1.72%
Non-taxable securities	16,977	791	6.21%	14,911	680	6.08%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	466,200	17,488	5.00%	452,967	18,174	5.35%
Total earning assets	563,730	19,210	4.54%	559,795	20,039	4.77%

Cash and due from banks	20,307			21,740
Allowance for loan losses	(6,924)			(6,506)
Premises and equipment	14,913			14,962
Other assets	46,641			48,285
Total assets	$638,667			$638,276

Liabilities
Savings and interest-bearing demand	$262,177	58	0.03%	$244,744	167	0.09%
Time deposits	181,348	1,660	1.22%	208,645	2,149	1.37%
Repurchase agreements	10,959	7	0.09%	16,344	139	1.14%
Advances from FHLB	19,410	257	1.76%	14,641	241	2.19%
Junior subordinated debentures	20,620	1,077	6.96%	20,620	1,396	9.03%
Notes payable & other borrowed funds	1,211	37	4.07%	2,315	103	5.94%

Total interest-bearing liabilities	495,725	3,096	0.83%	507,308	4,196	1.10%

Non interest-bearing demand	76,834			68,761
Other liabilities	11,821			12,584

Total liabilities	584,380			588,653

Equity	54,287			49,622

Total liabilities and equity	$638,667			$638,275

Net interest income (tax equivalent basis)		$16,114			$15,843

Net interest income as a percent of average interest-earning assets			3.81%			3.77%